Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Publication of Peer-Reviewed Study Showing the Anti-Inflammatory Potential of Rare Cannabinoids in Skin Conditions

•	Supports the therapeutic potential of rare cannabinoids in inflammatory skin conditions such as atopic dermatitis, psoriasis, pruritus, and acne

•	Further demonstrates the anti-inflammatory effects of CBC, THCV, CBG and CBGA

•	Details possible mechanisms of action on how rare cannabinoids can interact with specific skin-related endocannabinoid receptors

Vancouver, BC – March 13, 2023 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development and manufacturing of rare cannabinoids and cannabinoid analogs, today announced that a peer-reviewed scientific study entitled “Rare phytocannabinoids exert anti-inflammatory effects on human keratinocytes via the endocannabinoid system and MAPK signalling pathway” has been published in the International Journal of Molecular Sciences. This is the second such Company-sponsored study to demonstrate the anti-inflammatory effects of rare cannabinoids and their potential application for the treatment of skin conditions such as atopic dermatitis, psoriasis, pruritus, and acne.

The study, conducted in collaboration with Dr. Mauro Maccarrone at the Università degli Studi dell’Aquila, investigates the anti-inflammatory effects of the rare cannabinoids, cannabichromene (CBC), Δ9-tetrahydrocannabivarin (THCV), cannabigerol (CBG) and cannabigerolic acid (CBGA) on inflamed human keratinocytes (HaCaT cells) and elucidates the potential mechanism of action associated with these compounds in the skin.

Results demonstrate these rare cannabinoids significantly blocked inflammation by reducing the release of tested pro-inflammatory interleukins, including IL-1β, IL-8, IL-12, IL-31, IL-10 and tumor necrosis factor (TNF-β). Results showed that THCV and CBGA act synergistically with the endocannabinoid system elements to activate anti-inflammatory effects. This demonstration of the mechanism of action opens new perspectives for possible treatments of inflammation-related skin conditions.

“This study provides further evidence of the ability of rare cannabinoids to exert anti-inflammatory effects in human keratinocytes through modifications of the endocannabinoid system and MAPK signalling,” said InMed’s scientific advisor, Dr. Mauro Maccarrone, Professor and Chair of Biochemistry at the Department of Biotechnological and Applied Clinical Sciences, University of L’Aquila, Italy. “Results from this study demonstrate important mechanisms of biological effects of rare cannabinoids and support the therapeutic potential of THCV and CBGA on inflammation-related skin conditions.”

“Research into the biological activity of the rare cannabinoids has been limited to date and InMed continues to support this foundational research to further understand the pharmacological properties of these rare cannabinoids,” said Dr. Eric Hsu, Senior VP, Preclinical Research and Development. “As we continue to build our pipeline of rare cannabinoid and cannabinoid analog therapeutics, evidence demonstrating the specific biological activity will be key in the selection and advancement of our programs.”

The peer-reviewed publication can be found here: https://www.mdpi.com/1422-0067/24/3/2721

This study is a follow-on to a previously announced peer-reviewed publication in June 2022 analyzing the effects of various rare cannabinoids on the major endocannabinoid system elements in skin cells.

InMed is developing a pipeline of rare cannabinoids and cannabinoid analogs across a spectrum of therapeutic applications with large unmet medical needs. Our pharmaceutical programs include a Phase 2 clinical trial studying the safety and efficacy of cannabinol (CBN) cream for epidermolysis bullosa and preclinical programs in glaucoma and neurodegenerative disease.

About InMed

InMed Pharmaceuticals is a global leader in the research, development and manufacturing of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: showing the anti-inflammatory potential of rare cannabinoids in skin conditions; supporting the therapeutic potential of rare cannabinoids in inflammatory skin conditions such as atopic dermatitis, psoriasis, pruritus, and acne; possible mechanisms of action on how rare cannabinoids can interact with specific skin-related endocannabinoid receptors; blocking inflammation by reducing the release of tested pro-inflammatory interleukins, including IL-1β, IL-8, IL-12, IL-31, IL-10 and tumor necrosis factor; showing that THCV and CBGA act synergistically with the endocannabinoid system elements to activate anti-inflammatory effects; demonstrating the mechanism of action opens new perspectives for possible treatments of inflammation-related skin conditions; continuing to build our pipeline of rare cannabinoid and cannabinoid analog therapeutics; developing a pipeline of rare cannabinoids and cannabinoid analogs across a spectrum of therapeutic applications with large unmet medical needs; having significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.